UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934

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☒Preliminary Information Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☐Definitive Information Statement

APEXTALK HOLDINGS, INC.
(Name of Registrant As Specified In Charter)

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APEXTALK HOLDINGS, INC.
637 Howard Street
San Francisco CA, 94105

INFORMATION STATEMENT
(Preliminary)

Notice of Stockholder Action with Written Consent

September 2, 2010

To the Holders of Common Stock of Apextalk Holdings, Inc.:

The Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the stockholders of our Common Stock, par value $0.001 per share (the “Common Stock”), a Delaware corporation,  to notify such stockholders that we have received written consent of our majority stockholder holding the voting rights equivalent to 79.39% of the outstanding shares of Common Stock authorizing the decrease of the number of  authorized shares of Common Stock from One Billion (1,000,000,000)  to Twenty Million (20,000,000) (the “Share Reduction”).

On August 24, 2010, pursuant to Section 141(f) of the Delaware General Corporation Law, our Board of Directors approved the Action in lieu of a meeting, subject to the approval of our stockholders. Our majority stockholder approved the Action by written consent in lieu of a special meeting on August 24, 2010 in accordance with the Delaware General Corporation Law.

Pursuant to Section 228(a) of the Delaware General Corporation Law, and our certificate of incorporation and by-Laws, together with all amendments thereto, the Share Reduction may be taken by the written consent of the majority stockholder in lieu of a special meeting. Accordingly, the Share Reduction approved by our Board of Directors and by the written consent of our majority stockholder are sufficient under the Delaware Corporation Law, our certificate of incorporation and our by-laws with all amendments thereto. Accordingly, your consent is not required, and is not being solicited in connection with the approval of the Actions.

Pursuant to Rule 14c-2 under the Exchange Act, the Action will not be implemented until at least twenty (20) calendar days after the mailing of the Definitive Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We will first mail this Information Statement to stockholders on or about September 13, 2010.

By Order of the Board of Directors of Apextalk Holdings, Inc.

By:	/s/ Hui Liu
Hui Liu
Chief Executive Officer

INFORMATION STATEMENT

CONCERNING CORPORATE ACTIONS AUTHORIZED BY WRITTEN
CONSENTS OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT SEPTEMBER 13, 2010 TO STOCKHOLDERS OF RECORD ON AUGUST 24, 2010.

By unanimous written consent of the board of directors (the “Board of Directors”) of Apextalk Holding, Inc (hereinafter referred to as the “Company,” “we,” “us” and “our”) on August 24, 2010 (the “Board Consent”) pursuant to Section 141(f) of the Delaware General Corporation Law, the Board of Directors adopted resolutions authorizing the Company to reduce the number of its authorized shares of common stock, par value $0.001 per share (the “Common Stock”) from One Billion (1,000,000,000) to Twenty Million (20,000,000) (the “Share Reduction Amendment”). The Amendment authorized by the Board of Directors was subsequently adopted by the written consent of the Company’s stockholder entitled to vote a majority of the shares of Common Stock outstanding on August 24, 2010 pursuant to Section 228(a)of the Delaware General Corporation Law (the “Stockholder Consent”).

The reason for, and general effect of, the Action are described in “APPROVAL OF DECREASE OF THE NUMBER OF AUTHORIZED SHARES.”

The Board of Directors of the Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of Common Stock.

GENERAL INFORMATION

This Information Statement is first being mailed or otherwise furnished to our stockholders, on or about September 13, 2010, by the Board to notify the Action that the holder of a majority of our outstanding voting stock have approved by written consent in lieu of a special meeting.

Our Board of Directors has determined that the close of business on August 24, 2010 was the record date (“Record Date”) for the stockholders entitled to this notice and Information Statement.

No Appraisal Rights

Under the Delaware General Corporation Law, dissenting shareholders will not have rights to appraisal in connection with the Name Change discussed in this Information Statement.

Proxies

No proxies are being solicited.

Information Statement Costs

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our capital stock.

Householding of Information Statement

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Apextalk Holdings, Inc. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

Shareholders Entitled to Vote

On the Record Date, 2,230,541 shares of our Common Stock were issued and outstanding.  No other class of our capital stock or other shares was outstanding as of that date.

Each share of our Common Stock is entitled to one vote on all matters submitted to the holders of our Common Stock for their approval. The consent of the holders of a majority of the outstanding shares of our Common Stock was necessary to authorize the Actions.

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

APPROVAL OF DECREASING AUTHORIZED COMMON STOCK

The Company is authorized by our certificate of incorporation, as amended, to authorize one billion (1,000,000,000) shares of Common Stock and zero shares of preferred stock. As of the Record Date, there were 2,230,541 shares of Common Stock issued and outstanding. As of the Record Date, our Board of Directors recommended, and the stockholder of a majority of our outstanding Common Stock approved the Share Reduction Amendment to our certificate of incorporation (the “Certificate of Incorporation”), as amended, pursuant to which amendment the total number of authorized shares of our Common Stock will be decreased from 1,000,000,000 shares to 20,000,000 shares. The reduction in the number of authorized shares will become effective upon the filing of a Certificate of Amendment (or a restatement of our Certificate of Incorporation filed in accordance with Section 245 of the Delaware General Corporation Law) with the Secretary of State of the State of Delaware.  The Certificate of Amendment will be filed promptly following the effective date of the stockholder approval for the Share Reduction Amendment on or about the 20th day following the mailing of this Information Statement to our stockholders.

The primary reason for decreasing the number of shares of our authorized Common Stock is to significantly reduce the amount of Delaware franchise tax payable by us, which amount is determined, in part, by the number of our authorized shares of capital stock.  Following the effectiveness of the Amendment to our Articles of Incorporation, we will be authorized to issue 20,000,000 shares of Common Stock.  We believe this number of authorized shares provides sufficient flexibility to allow us to raise additional capital, if the need arises, and to allow for the future issuance of stock options and restricted stock to our employees and directors.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Reports on Form 10-Q filed on May 24, 2010 and August 20, 2010 for the fiscal quarters ended March 31 and June 30, 2010;

2. Annual Report on Form 10-K filed on April 15, 2010 for the fiscal year ended December 31, 2009.

OUTSTANDING VOTING SECURITIES

On the Record Date, we had 2,230,541 shares of Common Stock outstanding. Each share of outstanding Common Stock is entitled to one (1) vote on matters submitted for stockholder approval.

On the Record Date, the holder of 1,770,835 of the 2,230,541 possible votes outstanding (or approximately 79.39% of the then outstanding Common Stock) executed and delivered to us a written consent approving the Amendment.

Pursuant to Section 228(a) of the Delaware General Corporation Law, unless otherwise provided in our Certificate of Incorporation, the written consent of a majority of the outstanding stock entitled to vote in lieu of special meeting shall be sufficient for the approval of the Amendment.  Since the Amendment has been approved by the majority stockholder, no proxies are being solicited with this Information Statement. Since the Amendment has been approved by the holder of the majority voting shares, no proxies are being solicited with this Information Statement.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of Common Stock beneficially owned on the Record Date, by each person who is known by the Company to beneficially own 5% or more of the Company’s the outstanding Common Stock, each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers, as a group:

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percent of Shares of Common Stock
Hui Liu	82,750	3.71%
Shan Liu	0	0%
Chuanda Zeng	134,467	6.03%
George Ma	3,742	*
Champion Investor (China), Ltd. 9 Divisions Street, Suite 201 New York, New York, 10002	1,770,835	79.39%
All executive officers and directors, as a group (4 persons)	220,959	9.91%

* less than 1%

Notes

(1)
Unless otherwise indicated, the persons or entities identified herein have sole voting and investment power with respect to the shares shown as beneficially held by them, subject to community property laws where applicable.

(2)	Except as otherwise indicated, the address of each of the individuals listed is c/o Apextalk Holdings, Inc., 637 Howard Street, San Francisco CA, 94105.
(2)
Applicable percentage of ownership is based on 2,230,541 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Act of 1934 and generally includes voting or investment power with respect to such securities. Shares of Common Stock subject to securities exercisable for or convertible into shares of Common Stock that are currently exercisable or exercisable within sixty (60) days are deemed to be beneficially owned by the person holding such options, warrants, rights, conversion privileges or similar obligations, for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the Delaware General Corporation Law, the Certificate of Incorporation consistent with above or Bylaws to dissent from any of the provisions adopted in the Amendment.

EFFECTIVE DATE OF AMENDMENT

Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Articles of Incorporation with the Delaware Secretary of State or the effective date of such filing shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on October 4, 2010.

By Order of the Board of Directors

/s/ Hui Liu Name: Hui Liu Title: President, Chief Executive Officer